Exhibit 107

Calculation of Filing Fee Table

FORM S-3
(Form Type)

enGene Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	457(c)	6,758,311(2)	$8.73(3)	$59,000,055.03	0.00015310	$9,032.91

	Total Offering Amount					$59,000,055.03		$9,032.91
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$9,032.91

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional common shares, without par value (the “Common Shares”) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Consists of 6,758,311 Common Shares being registered for resale and issued in connection with a private placement with certain institutional investors pursuant to subscription agreements entered into on October 24, 2024.

Exhibit 107

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low price for a Common Share as reported on the Nasdaq Capital Market at the close of business on November 5, 2024, a date within five business days prior to the filing of this Registration Statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(4)	Maximum Aggregate Offering Price of Securities Previously Registered(5)	Form Type	File Number	Initial Effective Date
Equity	Common Shares, no par value per share (Secondary Offering)	20,000,000(6)	$310,400,000.00(7)	S-1	333-275700	3/5/24
Equity	Common Shares, no par value per share (Primary Offering)	9,794,498(8)	$112,636,727.00(9)	S-1	333-275700	3/5/24
Equity	Common Shares, no par value per share (Secondary Offering)	27,144,548(10)	$219,056,502.36(11)	S-1	333-275700	3/5/24
Equity	Warrants to Purchase Common Shares (Secondary Offering)	6,386,589(12)	(13)	S-1	333-275700	3/5/24

(4) Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may be issuable as a result of any stock dividend, stock split, recapitalization or similar transaction.

(5) No registration fee is payable in connection with the offer and sale of these securities by the selling securityholders pursuant to this Registration Statement because such securities were previously registered on a Registration Statement on Form S-1 (File No. 333- 275700) originally filed with the Securities and Exchange Commission (the “SEC”) (as amended and/or supplemented, the “Existing Registration Statement”), and initially declared effective by the SEC on March 5, 2024, and such securities are being transferred from the Existing Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this Registration Statement.

(6) Consists of up to 20,000,000 of Common Shares originally issued in connection with the 2024 PIPE Financing (as defined in the Existing Registration Statement).

Exhibit 107

(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Common Shares at $15.52 per Common Share on February 22, 2024, as reported on the Nasdaq Capital Market, which is within five business days of the filing of Amendment No. 2 to the Existing Registration Statement.

(8) Consists of up to an aggregate of 9,794,498 Common Shares originally registered under the Existing Registration Statement that may be issued upon the exercise of a like number of warrants to purchase Common Shares (the “Warrants”) consisting of (i) the 6,386,589 Warrants following their public resale by the Selling Holders (as defined in the Existing Registration Statement) and (ii) 3,407,909 additional outstanding Warrants.

(9) Based upon the $11.50 exercise price per Common Share issuable upon exercise of the Warrants.

(10) Consists of up to: (i) 6,462,016 Common Shares and 2,783,949 Warrants originally issued in connection with the 2023 PIPE Financing (as defined in the Existing Registration Statement) and a Non-Redemption Agreement (as defined in the Existing Registration Statement) to certain investors, including FEAC Sponsor (as defined in the Prior Registration Statement) or an affiliate thereof; (ii) 14,295,943 Common Shares and 3,602,640 Warrants originally held by certain Selling Holders, including FEAC Sponsor, party to the Registration Rights Agreement (each as defined in the Existing Registration Statement), and (iii) 6,386,589 Common Shares that may be obtained by the Selling Holders upon the exercise of the Warrants described in (i) and (ii) above.

(11) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Common Shares at $8.07 per Common Share on November 17, 2023, as reported on the Nasdaq Capital Market, which is within five business days of the date on which the Existing Registration Statement was initially filed on November 22, 2023.

(12) Represents the resale of 6,386,589 Warrants originally registered under the Existing Registration Statement.

(13) In accordance with Rule 457(g) of the Securities Act, no separate registration fee is required.